EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-204558) of Molina Healthcare, Inc.;

(2)	Registration Statement (Form S-4 No. 333-213136) of Molina Healthcare, Inc.;

(3)	Registration Statement (Form S-8 No. 333-174912) pertaining to the Molina Healthcare, Inc. 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan;

(4)	Registration Statements (Forms S-8 No. 333-138552, No. 333-153246, and No. 333-170571) pertaining to the Molina Healthcare, Inc. 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan; and

(5)	Registration Statement (Form S-8 No. 333-108317) pertaining to the Molina Healthcare, Inc. 2000 Omnibus Stock and Incentive Plan, 2002 Equity Incentive Plan and 2002 Employee Stock Purchase Plan;

of our reports dated March 1, 2018, with respect to the consolidated financial statements of Molina Healthcare, Inc., and the effectiveness of internal control over financial reporting of Molina Healthcare, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ ERNST & YOUNG LLP
Los Angeles, California
March 1, 2018